Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement No. 333-117448 of Patient Infosystems, Inc. on the Post Effective Amendment No. 1 to Form SB-2, of our report, dated March 4, 2005 on Patient Infosystems, Inc. and subsidiaries, which is part of this Registration Statement.

We also consent to the reference to our Firm under the Captions “Experts” in such Registration Statement.

McGladrey & Pullen, LLP

Des Moines, Iowa

May 4, 2005

McGladrey & Pullen, LLP is an independent member firm of RSM International,

an affiliation of separate and independent legal entities.